Amended and Restated
as of January 26, 2011

AMENDED AND RESTATED BYLAWS

OF

TESORO CORPORATION

ARTICLE 1

OFFICES

1.1 Registered Office. The Corporation shall at all times maintain a registered office in the State of Delaware.

1.2 Other Offices. The Corporation may also have offices at such other places within or outside of the State of Delaware as the Board of Directors shall from time to time appoint or the business of the Corporation require.

ARTICLE 2

STOCKHOLDERS AND MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. All meetings of stockholders shall be held at such place within or outside of the State of Delaware, including by means of remote communication, as shall be fixed by the Board of Directors and stated in the notice of meeting.

2.2 Annual Meeting. The Annual Meeting of Stockholders of the Corporation shall be held on such date and at such time as is fixed by the Board of Directors and stated in the notice of meeting. Directors shall be elected in accordance with the provisions of the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), and these Bylaws and such other business shall be transacted as may properly come before the meeting.

2.3 Adjournment of Annual Meeting. The Annual Meeting of Stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

2.4 Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any series of stock having a preference over the common stock of the Corporation (the “Common Stock”) as to dividends or on liquidation, a special meeting of stockholders may only be called by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by two-thirds of the directors then in office. The notice of every special meeting of stockholders shall state the purpose for which it is called.  Any special meeting of stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and from place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

2.5 Notice of Meetings. Written notice or notice by a form of electronic transmission (as that term is defined in Section 232 of the Delaware General Corporation Law) of each meeting of stockholders shall be mailed or transmitted to each stockholder of record at his last address as it appears on the books of the Corporation at least ten days, but no more than sixty, prior to the date of the meeting.

2.6 Record Date. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any reclassification or change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for any payment of dividends, or the date for allotment of rights, or the date when any reclassification or change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to vote at any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such reclassification, change, conversion or exchange of capital stock, and in such cases only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to participate in the effect of any such transaction, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. This Bylaw shall in no way affect the rights of a stockholder and his transferee or transferor as between themselves.

2.7 Stockholder List. The officer who has charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information received to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.8 Quorum. The holders of a majority of the outstanding shares of stock of the Corporation having voting power with respect to a subject matter (excluding shares held by the Corporation for its own account) present or represented by proxy shall constitute a quorum at the meeting of stockholders for the transaction of business with respect to such subject matter; provided, however, that if the subject matter is one as to which a higher vote is required (as contemplated by the Certificate of Incorporation or the laws of the State of Delaware, then the holders of that number of shares equal to at least that higher number of outstanding shares of stock of the Corporation having voting power with respect to such subject matter (excluding shares held by the Corporation for its own account) present or represented by proxy shall constitute a quorum at the meeting of stockholders solely for the transaction of business with respect to such subject matter. In the absence of a quorum with respect to a particular subject matter, the presiding officer of the meeting shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting stating the time, place, if any, thereof, and the means of remote communication, if any, until a quorum is present with respect to that subject matter. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

2.9 Majority Vote. When a quorum is present or represented at any meeting of stockholders, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders in all matters, unless the matter is one upon which, by express provision of the laws of the State of Delaware, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of that matter.  Each director shall be elected by the vote of the majority of the votes cast with respect to the nominee at any meeting of stockholders at which directors are to be elected at which a quorum is present; provided, however, that the directors shall be elected by the vote of a plurality of votes cast on the election of directors at any meeting of stockholders for which the number of nominees exceeds the number of directors to be  as of a date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) with the Securities and Exchange Commission.  For purposes of this Section, a majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election).

2.10 Proxies. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder (which for purposes of this paragraph may include a signature and form of proxy pursuant to a facsimile or telegraphic form of proxy or any other instruments acceptable to the Judge of Election), bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

2.11 One Vote Per Share. Unless otherwise provided by the Certificate of Incorporation or by the laws of the State of Delaware, each stockholder of the Corporation shall, at every meeting of stockholders, be entitled to one vote in person or by proxy for each share of capital stock of the Corporation registered in his name.

2.12 Shares Held by Certain Holders. Any other corporation owning voting shares in this Corporation may vote the same by its President or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such stockholder corporation. A partnership holding shares of this Corporation may vote such shares by any general partner or by proxy appointed by any general partner. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

2.13 Conduct of Meeting. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer of the meeting, who shall be the Chairman of the Board, or in his absence the Chief Executive Officer, or in the absence of both of them such other officer of the Corporation as designated by the Board. The presiding officer of the meeting shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to announce the date and time of the opening and closing of the polls, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one stockholder and to declare any business not properly brought before the meeting to be out of order.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.14 Judge of Election. The Board shall appoint one or more Judges of Election to serve at every meeting of the stockholders.

2.15 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(1)    At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before an annual meeting.  For nominations of persons for election to the Board of Directors to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (A) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (B) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (C) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.15 was delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) shall be entitled to vote at such annual meeting and (iii) complies with the notice procedures set forth in this Section 2.15 as to such business or nomination.  Clause (C) of the previous sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s proxy statement that has been prepared by the Corporation to solicit proxies for the annual meeting) before an annual meeting of stockholders.

(2)   (A)     Without qualification or limitation, subject to Section 2.15(c)(4) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.15(a)(1)(C) of this Article II, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.15(d) of this Article II) and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

    (B)To be in proper form, a stockholder’s notice (whether given pursuant to Section 2.15(a)(2)(A) or Section 2.15(b) below) to the Secretary must:

(i) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth: (x) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates, associates or others acting in concert therewith, (y) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and of their respective affiliates, associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including where the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in shares of the underlying class or series of capital stock of the Corporation through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates, associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates, associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

(ii) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (x) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (y) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and (Z) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(iii) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (x) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (y) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(iv) with respect to each nominee whom the stockholder proposes to nominate for election or reelection to the Board of Directors, include a completed, dated and signed questionnaire, representation and agreement and any other information required by Section 2.15(d) below.

(3) Notwithstanding anything in the second sentence of Section 2.15(a)(2)(A) of this Article II to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased by the Board of Directors effective after the time period for which nominations would otherwise be due under paragraph (a)(2)(A) of this Section 2.15, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.15(a) of this Article II shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(4) In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(b) Special Meetings of Stockholders.  Only such business shall be conducted or considered at a special meeting of stockholders as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (b) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice of such special meeting provided for in this Bylaw and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in this Section 2.15(b) as to such nomination.  The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of the stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement that has been prepared by the Corporation to solicit proxies for the special meeting).  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the meeting, provided that the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 2.15(d) below) and timely updates and supplements thereof in writing to the Secretary.  In order to be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.  In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

(c) General.

(1) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.15 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(B)(v) of this Section 2.15) and, if any proposed nomination or business is not in compliance with this Section 2.15, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal or nomination shall be disregarded.  Notwithstanding the foregoing provisions of this Section 2.15, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present such nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.15, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders.

(2) For purposes of this Section 2.15, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 2.15, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.15(a)(1)(C) or Section 2.15(b) of this Article II.

(4) Nothing in this Section 2.15 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.  Subject to Rule 14a-8 under the Exchange Act, nothing in this Section 2.15 shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described on the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(d) Submission of Questionnaire, Representation and Agreement; Other Information.  To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.15 of this Article II) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.  The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation (i) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including with respect to qualifications established by any committee of the Board; (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation, and (iii) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

2.16 Action by Written Consent.  (a) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 2.16(a)).  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.16(a) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.16(a), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(b) In the event of the delivery, in the manner provided by this Section 2.16 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.16 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.  Nothing contained in this Section 2.16(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 2.16, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 2.16 and applicable law, and not revoked.

ARTICLE 3

DIRECTORS AND MEETINGS OF DIRECTORS

3.1 General Powers. The business and affairs of the Corporation shall be managed by a Board of Directors (herein the “Board of Directors” or the “Board”) who may exercise all the powers of the Corporation not reserved to or conferred on the stockholders by statute, the Certificate of Incorporation or the Bylaws of the Corporation.

3.2 Number of Directors. Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be as fixed from time to time by resolution of the Board adopted by the affirmative vote of at least a majority of the directors then in office, provided the number shall not be less than the minimum nor more than the maximum number permitted by the Certificate of Incorporation, provided further that if no such minimum or maximum number is stated in the Certificate of Incorporation the number shall not be less than three. The directors shall hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified. During the intervals between Annual Meetings of Stockholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly-created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum. Directors are not required to be residents of Delaware or stockholders of the Corporation.

3.3 Maximum Age of Directors. Any director who shall attain the age of 75 years while serving as a director shall promptly thereafter tender a resignation as a director for consideration by the Board.

3.4 Removal. Any director may be removed from office as a director at any time, but only for cause, by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors at a meeting of the stockholders called for that purpose.

3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and at such place or places as the directors shall, from time to time, determine at a prior meeting. Special meetings of the Board may be called by the Chairman of the Board or President of the Corporation and shall be called by either of said officers upon the written request of any two directors. Special meetings shall be held at the office of the Corporation or at such place as is stated in the notice of the meeting. No notice shall be required for regular meetings of the Board. Notices of special meetings shall be given by mail at least five days before the meeting or by telephone, telecopy, telegram or a form of electronic transmission (as that term is defined in Section 232 of the Delaware General Corporation Law) at least two days before the meeting. Notices may be waived. Notices need not include any statement of the purpose of the meeting.

3.6 Unanimous Action; Telephonic and Other Participation. When all of the directors shall be present at any meeting, however called or notified, they may act upon any business that might lawfully be transacted at regular meetings of the Board, or at special meetings duly called, and action taken at such meetings shall be as valid and binding as if legally called and notified. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment to the full extent and with the same effect as authorized and permitted by the laws of the State of Delaware.

3.7 Quorum. One-third of the total number of the members of the Board of Directors (but in no event less than two directors) shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum present shall be the acts of the Board; provided, however, that the directors may act in such other manner, with or without a meeting, as may be permitted by the laws of the State of Delaware and provided further, that if all of the directors shall consent in writing or by electronic transmission to any action taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board.

3.8 Compensation. Directors shall receive such compensation and reimbursement for expenses for attendance at meetings of the Board or of committees thereof and such other compensation as shall be fixed by a majority of the entire Board.

3.9 Chairman of the Board. The Chairman of the Board, if one is elected, (i) shall not be deemed an officer of the Corporation; (ii) may preside, or may direct that the President to preside, at all meetings of the stockholders and at all meetings of the directors and (iii) shall exercise and perform such other powers as may be from time to time assigned to him or her by the Board or prescribed by these Bylaws. In the absence of the Chairman of the Board, or if no Chairman of the Board is elected, the President shall so preside over meetings of the stockholders and meetings of the directors. If the Board of Directors shall elect a person to be the Chairman of the Board and shall designate such person the Chief Executive Officer of the Corporation, the Chairman of the Board shall supervise and direct the operations of the business of the Corporation in accordance with the policies determined by the Board of Directors.

ARTICLE 4

COMMITTEES

4.1 Designation. The Board of Directors may designate from among its members an executive committee and/or one or more other committees, each consisting of one or more directors. The designation of a committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of any committee shall continue to be a member thereof after ceasing to be a director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

4.2 Powers. Any such committee, to the extent provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger with respect to the merger into the Corporation of a subsidiary of which at least 90 percent of the outstanding shares of each class are owned by the Corporation.

4.3 Procedures. The Board of Directors shall appoint a chairman from among the members of the committee and shall appoint a secretary who may, but need not, be a member of the committee. The chairman shall preside at all committee meetings and the secretary of the committee shall keep a record of its acts and proceedings.

4.4 Meetings. Regular meetings of a committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the committee. Special meetings of a committee shall be called at the request of the President or of any member of the committee, and shall be held upon such notice as is required by these Bylaws for special meetings of the Board of Directors, provided that notice by word of mouth or telephone shall be sufficient if received in the city where the meeting is to be held not later than the day immediately preceding the day of the meeting. A waiver of notice of a meeting, signed by the person or persons entitled to such notice, whether before or after the event stated therein, shall be deemed equivalent to the giving of such notice.

4.5 Notice. Attendance of any member of a committee at a meeting shall constitute a waiver of notice of the meeting. A majority of a committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee. Members of a committee may hold a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting.

4.6 Consent. Any action which may be taken at a meeting of a committee may be taken without a meeting if a consent in writing or by electronic transmission setting forth the actions so taken shall be signed by all members of the committee entitled to vote with respect to the subject matter thereof. The consent shall have the same effect as a unanimous vote of the committee.

4.7 Compensation. The Board of Directors may vote to the members of any committee a reasonable fee as compensation for attendance at meetings of the committee.

ARTICLE 5

OFFICERS

5.1 Number. The Board of Directors shall elect a President and a Secretary, and may elect a Chairman of the Board, one or more Vice Presidents, a General Counsel, a Treasurer, a Controller, one or more assistant secretaries and assistant treasurers, and such other officers as the Board of Directors shall deem appropriate. The Chairman of the Board shall be a director of the Corporation. Other officers need not be directors.

5.2 Election and Term of Office. Officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer, agent or employee may be removed at any time, with or without cause, by the Board but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Vacancy occurring in any office or position at any time may be filled by the Board. All officers, agents and employees of the Corporation shall respectively have such authority and perform such duties in the conduct and management of the Corporation as may be delegated by the Board of Directors or by these Bylaws.

5.3 Compensation. Officers shall receive such compensation as may from time to time be determined by the Board of Directors; provided, however that no officer shall also receive compensation by reason of such officer also being a director. Agents and employees shall receive such compensation as may from time to time be determined by the Chief Executive Officer.

5.4 President. Unless the Board of Directors shall have elected a Chairman of the Board of Directors and designated such person the Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation, supervising and directing the operations of the business of the Corporation in accordance with the policies determined by the Board of Directors. If the Board of Directors shall have elected a person as Chairman of the Board and designated such person as a Chief Executive Officer of the Corporation, the President shall be responsible for the general supervision and control of the business and the affairs of the Corporation subject to the directions of the Chairman of the Board and the Board of Directors. If the Board of Directors shall have elected a person Chairman of the Board and shall designate such person the Chief Executive Officer of the Corporation, the President, in the absence or incapacity of such Chairman of the Board, shall perform the duties of that office.

5.5 Vice President. A Vice President, if one is elected, in the absence or incapacity of the President, shall perform the duties of the President. If there be more than one Vice President, the Board of Directors shall designate the Vice President who is to perform the duties of the President in the event of his absence or incapacity. Each Vice President shall have such other duties and authority as shall be assigned by the Chief Executive Officer or may be delegated by the Board of Directors. The Executive Vice President and Chief Financial Officer, if one is elected, shall be responsible for and direct, either directly or indirectly through any Treasurer, Controller or Director of Data Processing of the Corporation, all treasury, accounting, cost and budgeting, and data collection functions. He will report directly to the President with a report and policy relationship to the Chairman of the Board and the Board of Directors.

5.6 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and shall record all votes and minutes from all proceedings in a book to be kept for that purpose. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary; provided, however, that the affixing of the seal of the Corporation to any document or instrument specifically shall  not  be required in order for such document or instrument to be binding on or the official act of the Corporation, and the signature of any authorized officer, without the seal of the Corporation, shall be sufficient for such purposes. The Secretary shall perform such other duties and have such other authorities as are delegated to him by the Board of Directors.

5.7 Treasurer. The Treasurer, if one is elected, shall be responsible for the care and custody of all funds and other financial assets, taxes, corporate debt, order entry and sales invoicing including credit memos, credit and collection of accounts receivable, cash receipts, and the banking and insurance functions of the Corporation. He shall report directly to and perform such other duties as shall be assigned by the Executive Vice President and Chief Financial Officer, if one is elected, or otherwise the President.

5.8 Controller. The Controller, if one is elected, shall be responsible for the installation and supervision of all general accounting records of the Corporation, preparation of financial statements and the annual and operating budgets and profit plans, continuous audit of accounts and records of the Corporation, preparation and interpretation of statistical records and reports, taking and costing of all physical inventories and administering the inventory levels, supervision of accounts payable and cash disbursements function and hourly and salary payrolls. He shall report directly to and perform such other functions as shall be assigned him by the Executive Vice President and Chief Financial Officer, if one is elected, or otherwise the President.

ARTICLE 6

NOTICE

6.1 Methods of Giving Notice. Whenever, under the provisions of applicable statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee or stockholder, such notice may be given in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the Corporation or, in the case of a director or member of a committee, to such a persons at his business address. Notice to directors and stockholders may also be given by facsimile telecommunication. Notice may also be given to any director, member of any committee or stockholder by a form of electronic transmission as that term is defined in Section 232 of the Delaware General Corporation Law.

6.2 Written Waiver. Whenever any notice is required to be given under the provisions of an applicable statute, the Certificate of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, in each case either before or after the time stated therein, shall be deemed equivalent to the required notice.

ARTICLE 7

INDEMNIFICATION

7.1 Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Article 7 Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, (i) is or was a director or officer of the Corporation or a subsidiary of the Corporation, or (ii) is or was serving at the request of the Corporation or a subsidiary of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (a “proceeding”), in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Article 7, against all expenses (including attorneys’ fees), judgments, fines, liability, loss suffered and amounts paid in settlement actually and reasonably incurred by such Article 7 Person in connection therewith.  Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding the above, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify an Article 7 Person in connection with a proceeding (or part thereof) commenced by such Article 7 Person only if the commencement of such proceeding (or part thereof) by the Article 7 Person was authorized by the Board of Directors of the Corporation, provided, however, that this prohibition shall not apply to indemnification or reimbursement limited to and arising out of any counter-claim, cross-claim or third-party claim brought against the Article 7 Person in any proceeding.

7.2 Advances of Expenses.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Article 7 Person in defending any threatened, pending or completed proceeding, and such advances shall be made within thirty (30) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, whether in advance of or after final disposition of any proceeding, provided, however, that, to the extent required by law, any payment of expenses in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking by the Article 7 Person to repay all amounts advanced if it should be ultimately determined that the Article 7 Person is not entitled to be indemnified under this Article 7 or otherwise.  Notwithstanding the above, except as otherwise provided in Section 7.3, the Corporation shall be required to advance expenses to an Article 7 Person in connection with a proceeding (or part thereof) commenced by such Article 7 Person only if the commencement of such proceeding (or part thereof) by the Article 7 Person was authorized by the Board of Directors of the Corporation, provided, however, that this prohibition shall not apply to advancement of expenses limited to and arising out of any counter-claim, cross-claim or third-party claim brought against the Article 7 Person in any proceeding.

7.3 Claims.  If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within thirty days after a written claim therefor by the Article 7 Person has been received by the Corporation, the Article 7 Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Article 7 Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

7.4 Nonexclusivity of Rights.  Each right conferred on any Article 7 Person by this Article 7 shall be a contract right, but shall not be exclusive of any other rights which such Article 7 Person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation of the Corporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7.5 Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Article 7 Person who was or is serving at its request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Article 7 Person may collect as indemnification or advancement of expenses from such other Corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

7.6 Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed and even if such proceeding is not commenced or completed until after such repeal or modification) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

7.7 Other Indemnification and Advancement of Expenses.  This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Article 7 Persons when and as authorized by appropriate corporate action.

ARTICLE 8

CAPITAL STOCK

8.1 Issuance of Stock. The Board of Directors may authorize the issuance of the capital stock of the Corporation at such times, for such consideration, and on such terms and conditions as the Board may deem advisable, subject to any restrictions and provisions of law, the Certificate of Incorporation, as amended and restated from time to time, of the Corporation or any other provisions of these Bylaws.

8.2 Certificates for Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The certificates shall otherwise be in such form as may be determined by the Board of Directors, shall be issued in numerical order, shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

8.3 Transfer of Shares. The shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender, in the case of certificated shares, of the certificates therefore properly endorsed for transfer, or otherwise properly assigned, and upon the presentation of such evidences of ownership of the shares and validity of the assignment as the Corporation may require.

8.4 Registered Stockholders. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, or otherwise, and for the purpose of votes, approvals and consents by stockholders, and for the purpose of notices to stockholders, and for all other purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by the laws of the State of Delaware.

8.5 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and registrars, and may require certificates for shares to bear the signature of such transfer agent(s) and registrar(s).

8.6 Replacement Certificates. Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board of Directors may direct the issuance of a new certificate or uncertificated shares in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of a new certificate or uncertificated shares any or all of the following: (a) additional evidence of the loss, destruction or mutilation claimed; (b) advertisement of the loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such surety (or without surety) as the Board of Directors may direct or approve; and (d) the order or approval of a court.

ARTICLE 9

DIVIDENDS

9.1 Declaration. Dividends with respect to the shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

9.2 Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem to be in the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 10

BOOKS AND RECORDS

    The proper officers and agents of the Corporation shall keep and maintain such books, records and accounts of the Corporation’s business and affairs and such stock ledgers and lists of stockholders as the Board of Directors shall deem advisable and as shall be required by the laws of the State of Delaware or other states or jurisdictions empowered to impose such requirements.

ARTICLE 11

CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

11.1 Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

11.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

11.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers and agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

ARTICLE 12

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December.

ARTICLE 13

SEAL AND OTHER MATTERS

13.1 Seal. The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal”.

13.2 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

13.3 Evidence of Authority. A certificate by the Secretary or an Assistant Secretary as to any action taken by the stockholders, directors, any committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

ARTICLE 14

AMENDMENTS

Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular meeting of the stockholders or Board of Directors; or at any special meeting of the stockholders or Board of Directors; provided that notice of such proposed making, alteration or repeal be included in the notice of such special meeting. The Board of Directors may take such action by the vote of a majority of those Directors present and voting at a meeting where a quorum is present. Subject to applicable provisions of the Certificate of Incorporation, the stockholders may make new Bylaws, or adopt, alter, amend, or repeal Bylaws adopted by either the stockholders or the Board of Directors by the affirmative vote of the holders of not less than a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.